Exhibit 99.1

FirstEnergy Corp.	For Release: July 22, 2021
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:	Investor Contact:
Jennifer Young	Irene Prezelj
(216) 337-8789	(330) 384-3859

FirstEnergy Reaches Agreement to Resolve Department of Justice
Investigation
FirstEnergy resolves previously disclosed matter, building on meaningful actions already taken to enhance compliance program, strengthen leadership team, and implement more robust oversight of governmental affairs engagement

AKRON, Ohio – FirstEnergy Corp. (NYSE: FE) today announced that it has entered into an agreement with the U.S. Attorney’s Office for the Southern District of Ohio to resolve the previously disclosed investigation. The deferred prosecution agreement has been filed in federal court.

“FirstEnergy’s Board of Directors moved swiftly and decisively to investigate this matter and, along with the management team, has cooperated and will continue to fully cooperate with the U.S. Attorney’s Office that is investigating the matter,” said Donald T. Misheff, nonexecutive chairman of FirstEnergy’s board of directors. “This resolution and the actions we have agreed to implement build on the substantial steps we have taken over the past several months to strengthen our leadership team, ensure we have a best-in-class compliance program, and significantly modify our approach to political engagement as we work to regain the trust of our stakeholders. We thank the office of the United States Attorney for the Southern District of Ohio for its professionalism and engagement with FirstEnergy throughout this process.”

“FirstEnergy’s core values and behaviors include integrity, openness, and trust. As an organization, we are redoubling our commitment to live up to these values and the standards that we know our stakeholders expect of us,” said Steven E. Strah, FirstEnergy president and chief executive officer. “Moving forward, we are intently focused on fostering a strong culture of compliance and ethics, starting at the top, and ensuring we have robust processes in place to prevent the type of misconduct that occurred in the past.”

Under the three-year deferred prosecution agreement, FirstEnergy has agreed to pay a penalty of $230 million, and has agreed to the government’s filing of a single charge of conspiracy to commit honest services wire fraud. The charge will be dismissed, provided FirstEnergy abides by all terms of the agreement. The payment of the $230 million fine will be split equally between the U.S. Treasury and the

Ohio Development Service Agency for the benefit of Ohio utility customers. The company expects to record a charge in this amount for the second quarter this year. This fine will not be recovered in rates or charged to customers.

From the onset of the investigation, as noted in the agreement reached with the U.S. Attorney’s Office, FirstEnergy provided substantial cooperation with the investigation, including conducting a thorough internal investigation; proactively identifying issues and facts that would likely be of interest to the government; sharing information that would not have been otherwise available to the government; and making such material available to the government on an expedited basis.

FirstEnergy has taken substantial remedial actions across four broad categories, including employment consequences for executives and employees who engaged in misconduct; enhancements to the company’s compliance program; improvements to the company’s policies and procedures; and monetary remediation to ratepayers. Specific efforts, detailed by the government in the resolution agreement as part of its decision to defer prosecution, include, among others:

•Establishing an executive director role for the Board of Directors, which supports the development of enhanced controls and governance policies and procedures;
•Hiring a new chief legal officer, who oversees the company’s legal and internal audit departments;
•Separating the chief legal officer and chief ethics and compliance officer (CECO) functions, and hiring a new CECO who reports directly to the Audit Committee of the Board and administratively to the chief legal officer;
•Working to establish a culture of ethics, integrity, and accountability at every level of the organization;
•Creating a Compliance Oversight Subcommittee of the Audit Committee to implement compliance recommendations received from outside counsel; and
•Reviewing and revising political activity and lobbying/consulting practices, including requiring robust disclosures about lobbying activities.

The company will continue to build a best-in-class compliance program and, in accordance with today’s agreement, provide annual reports to the United States Attorney for the Southern District of Ohio. Moving forward, the company continues to take important steps to ensure a strong culture of compliance.

FirstEnergy is dedicated to integrity, safety, reliability and operational excellence. Its ten electric distribution companies form one of the nation's largest investor-owned electric systems, serving customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland and New York. The company's transmission subsidiaries operate more than 24,000 miles of transmission lines that connect the Midwest and Mid-Atlantic regions. Follow FirstEnergy on Twitter @FirstEnergyCorp or online at www.firstenergycorp.com.

Forward-Looking Statements: This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management’s intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “intend,” “believe,” “project,” “estimate,” “plan” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: potential liabilities, increased costs and unanticipated developments resulting from governmental investigations and agreements, including those associated with compliance with or failure to comply with the DPA with the U.S. Attorney’s Office for the S.D. Ohio; the results of the internal investigation and evaluation of our controls framework and remediation of our material weakness in internal control over financial reporting; the risks and uncertainties associated with government investigations regarding Ohio House Bill 6 and related matters including potential adverse impacts on federal or state regulatory matters including, but not limited to, matters relating to rates; the potential of non-compliance with debt covenants in our credit facilities due to matters associated with the government investigations regarding Ohio House Bill 6 and related matters; the risks and uncertainties associated with litigation, arbitration, mediation and similar proceedings; legislative and regulatory developments, including, but not limited to, matters related to rates, compliance and enforcement activity; the ability to accomplish or realize anticipated benefits from our FE Forward initiative and our other strategic and financial goals, including, but not limited to, maintaining financial flexibility, overcoming current uncertainties and challenges associated with the ongoing government investigations, executing our transmission and distribution investment plans, greenhouse gas reduction goals, controlling costs, improving our credit metrics, strengthening our balance sheet and growing earnings; economic and weather conditions affecting future operating results, such as a recession, significant weather events and other natural disasters, and associated regulatory events or actions in response to such conditions; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions; the extent and duration of COVID-19 and the impacts to our business, operations and financial condition resulting from the outbreak of COVID-19 including, but not limited to, disruption of businesses in our territories and governmental and regulatory responses to the pandemic; the effectiveness of our pandemic and business continuity plans, the precautionary measures we are taking on behalf of our customers, contractors and employees, our customers’ ability to make their utility payment and the potential for supply-chain disruptions; actions that may be taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; changes in assumptions regarding economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; changes in customers’ demand for power, including, but not limited to, the impact of climate change or energy efficiency and peak demand reduction mandates; changes in national and regional economic conditions affecting us and/or our major industrial and commercial customers or others with which we do business; the risks associated with cyber-attacks and other disruptions to our information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; changes to environmental laws and regulations, including, but not limited to, those related to climate change; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts and other trust funds, or causing us to make contributions sooner, or in amounts that are larger, than currently anticipated; labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, or adverse tax audit results or rulings; and the risks and other factors discussed from time to time in our SEC filings. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy Corp.’s filings with the SEC, including but not limited to the most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, and subsequent Current Reports on Form 8-K. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy Corp. expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise.

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